EXHIBIT 10.13

STANDARD OFFICE LEASE

BY AND BETWEEN

ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership,

AS LANDLORD,

AND

BROADCAST RESPONSE, INC.,
a California corporation,

AS TENANT

SUITE 202

HILLSIDE CORPORATE CENTER
555 ST. CHARLES DRIVE, THOUSAND OAKS, CALIFORNIA

i

ARTICLE 17	Subordination	19

ARTICLE 18	Eminent Domain	19

ARTICLE 19	Default	20

ARTICLE 20	Remedies	20

ARTICLE 21	Transfer of Landlord’s Interest	22

ARTICLE 22	Broker	22

ARTICLE 23	Parking	22

ARTICLE 24	Waiver	23

ARTICLE 25	Estoppel Certificate	23

ARTICLE 26	Liability Of Landlord	24

ARTICLE 27	Inability To Perform	24

ARTICLE 28	Hazardous Waste	24

ARTICLE 29	Surrender Of Premises; Removal Of Property	26

ARTICLE 30	Miscellaneous	27
	(a) Severability; Entire Agreement	27
	(b) Attorneys’ Fees; Waiver of Jury Trial	27
	(c) Time of Essence	28
	(d) Headings; Joint and Several	28
	(e) Reserved Area	28
	(f) No Option	28
	(g) Use of Project Name; Improvements	28
	(h) Rules and Regulations	28
	(i) Quiet Possession	28
	(j) Rent	28
	(k) Successors and Assigns	28
	(l) Notices	29
	(m) Persistent Delinquencies	29
	(n) Right of Landlord to Perform	29
	(o) Access, Changes in Project, Facilities, Name	29
	(p) Signing Authority	29
	(q) Identification of Tenant	30
	(r) Substitute Premises	30
	(s) Survival of Obligations	31
	(t) Confidentiality	31
	(u) Governing Law	31
	(v) Exhibits	31
	(w) Independent Covenants	31
	(x) Counterparts	31
	(y) Financial Statements	31
	(z) Office of Foreign Assets Control	31

ARTICLE 31	Option to Extend	31
	(a) Option Right	31
	(b) Option Rent	32
	(c) Exercise of Options	32
	(d) Determination of Market Rent	32

ARTICLE 32	Right Of First Offer	33
	(a) Expansion Rights	33

ARTICLE 33	Signage/Directory	34

ARTICLE 34	Arbitration	34
	(a) General Submittals to Arbitration	34
	(b) JAMS	35

Exhibit “A”      Premises

Exhibit “B”       Rules and Regulations

Exhibit “C”       Notice of Lease Term Dates and Tenant’s Proportionate Share

Exhibit “D”      Tenant Work Letter

Exhibit “E”       Certified Copy of Board of Directors Resolutions

Exhibit “F”       Guaranty of Lease

INDEX OF DEFINED TERMS

DEFINED TERMS	PAGE
Additional Rent	3
Alterations	10
Approved Working Drawings	Exhibit D
Architect	Exhibit D
Base Year	1
Base, Shell and Core	Exhibit D
Basic Rental	1
Brokers	1
Code	Exhibit D
Commencement Date	1
Construction Drawings	Exhibit D
Contractor	Exhibit D
Cost Proposal	Exhibit D
Cost Proposal Delivery Date	Exhibit D
Direct Costs	3
Engineers	Exhibit D
Estimate	5
Estimate Statement	5
Estimated Excess	5
Event of Default	20
Excess	5
Expiration Date	1
Final Space Plan	Exhibit D
Final Working Drawings	Exhibit D
First Month’s Rent	2
First Offer Space	33
Force Majeure	24
Hazardous Material	25
Improvement Allowance	Exhibit D
Improvement Allowance Items	Exhibit D
Improvements	Exhibit D
Landlord	1
Landlord Coordination Fee	Exhibit D
Laws	26
Lease	1
Lease Year	2
Operating Costs	4
Options	31
Original Tenant	31
Over-Allowance Amount	Exhibit D
Parking Passes	1
Partnership Tenant	30
Permits	Exhibit D
Permitted Use	1
Premises	1
Project	1
Real Property	3
Review Period	5
Security Deposit	1
Specifications	Exhibit D
Square Footage	1
Standard Improvement Package	Exhibit D
Statement	5
Substantial Completion	Exhibit D
Tax Costs	3
Tenant	1
Tenant Delays	Exhibit D
Tenant Improvements	9
Tenant’s Proportionate Share	1
Term	1
Time Deadlines	Exhibit D
Transfer	17
Transfer Premium	17
Transferee	17

STANDARD OFFICE LEASE

This Standard Office Lease (“Lease”) is made and entered into as of this 30th day Of March, 2006, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and BROADCAST RESPONSE, INC., a California corporation (“Tenant”).

Tenant hereby leases from Landlord Suite No. 202, as designated on the plan attached hereto and incorporated herein as Exhibit “A” (“Premises”), of the project (“Project”) whose address is 555 St. Charles Drive, Thousand Oaks, California, 91360 for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A.	Term:	Sixty (60) months.

Commencement Date:

The earlier of (i) the date Tenant first commences to conduct business in the Premises, or (ii) the date of Substantial Completion of Improvements in the Premises, which is anticipated to be June 1, 2006.

Expiration Date:

The date immediately preceding the fifth (5th) anniversary of the Commencement Date; provided, however, that if the Commencement Date is a date other than the first day of a month, the Expiration Date shall be the last day of the month which is sixty (60) months after the month in which the Commencement Date falls, unless extended or earlier terminated pursuant to this Lease.

B.	Square Footage:	5,316 rentable (4,537 usable) square feet.

C.	Basic Rental:

	Annual	Monthly	Monthly Basic Rental
Lease Year	Basic Rental	Basic Rental	Per Rentable Square Foot
1	$140,342.40	$11,695.20	$2.20
2	$144,552.67	$12,046.06	$2.27
3	$148,889.25	$12,407.44	$2.33
4	$153,355.92	$12,779.66	$2.40
5	$157,956.59	$13,163.05	$2.48

D.	Base Year:	Calendar Year 2006

E.	Tenant’s Proportionate Share:	8.78%

F.	Security Deposit:	A security deposit of $35,085.60 shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

G.	Permitted Use:	General office use consistent with the character of a first-class office building.

H.	Brokers:	West Commercial Real Estate Services; CB Richard Ellis

I.	Parking Passes:	Tenant shall rent fourteen (14) unreserved parking passes and four (4) reserved parking passes (in locations designated by Landlord) at the rate provided in Article 23 hereof.

J.	Initial Installment of Basic Rental:	The first full month’s Basic Rental of $11,695.20 shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

ARTICLE 2

TERM/PREMISES

The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, with the first Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh 11th month after the Commencement Date and the second 2nd and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. If Landlord does not deliver possession of the Premises to Tenant on or before the anticipated Commencement Date (as set forth in Article 1.A., above), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions, except that the rentable and usable square feet of the Premises and the Project are subject to verification from time to time by Landlord’s architect/space planner. In the event that Landlord’s architect/space planner determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Basic Rental, Tenant’s Proportionate Share, and the Improvement Allowance (as that term is defined in Section 2 of the Tenant Work Letter)) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

Notwithstanding the foregoing, Tenant may enter into the Premises approximately two (2) weeks prior to the anticipated date of Substantial Completion of the Improvements, upon receipt of Landlord’s consent, solely for the purpose of installing furniture, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date so long as Tenant does not commence business operations from any part of the Premises. All of the provisions of this Lease shall apply to Tenant during any early entry, including, without limitation, the indemnities set forth in this Lease, but excluding the obligation to pay Basic Rental only unless and until Tenant has commenced business operations in the Premises (or the Commencement Date has otherwise occurred), whereupon Tenant’s Basic Rental payment obligations shall immediately commence. Landlord may revoke its permission for Tenant’s early entry if Tenant’s activities or workers interfere with the completion of the Improvements. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, subtenants, assigns, licensees or invitees. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease.

Notwithstanding anything to the contrary contained herein, if the Substantial Completion of the Improvements to be performed by Landlord pursuant to the Tenant Work Letter attached hereto as Exhibit “D” has not occurred on or before November 30, 2006 (the “Deadline Date”), Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such election by December 15, 2006. In the event Tenant fails to give such written notice within the period provided herein, then Tenant shall be conclusively deemed to have waived its right to terminate this Lease pursuant to this paragraph, and Tenant shall have no further right to terminate this Lease except as otherwise expressly provided elsewhere in this Lease. In the event of any termination of this Lease pursuant to this paragraph, neither party shall have any further rights, obligations or liabilities hereunder from and after the effective date of such termination. The Deadline Date shall be extended for any delays in the Substantial Completion of the Tenant Improvements caused by a Tenant Delay (defined in the Tenant Work Letter) or an event of Force Majeure (as such term is defined in Article 27).

ARTICLE 3

RENTAL

(a)                        Basic Rental.  Tenant agrees to pay to Landlord during the Term hereof at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C. of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month’s Basic Rental shall be paid to Landlord in accordance with Article l.J. of the Basic Lease Provisions.

(b)                       Increase in Direct Costs.  The term “Base Year” means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. Subject to subparagraph (e) below, if, in any calendar year during the Term of this Lease, the Direct Costs (as hereinafter defined) paid or incurred by Landlord shall be higher than the Direct Costs for the Base Year, Tenant shall pay, an additional sum for each such subsequent calendar year equal to the product of the amount set forth in Article 1.E. of the Basic Lease Provisions multiplied by such increased amount of Direct Costs. In the event either the Premises and/or the Project is expanded or reduced, then Tenant’s Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including Said date on which this Lease terminates bears to three hundred sixty five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental) shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

(c)                        Definitions.  As used herein the term “Direct Costs” shall mean the sum of the following:

(i) “Tax Costs”, which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively, the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.” In no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year. In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term.

Tax Costs for the Base Year shall be initially calculated without including any Proposition 8 reduction obtained by Landlord. Notwithstanding anything to the contrary herein, if in any calendar year subsequent to the Base Year (the “Tax Adjustment Year”), the amount of Tax Costs decreases as a result of a Proposition 8 reduction, then for purposes of all subsequent calendar years, including the calendar year in which such decrease in Tax Costs occurs, the Tax Costs as initially calculated for the Base Year shall be decreased by an amount equal to such decrease in Tax Costs in the Tax Adjustment Year. Conversely, if the Tax Costs thereafter are decreased by a lesser amount during any comparison year subsequent to the Tax Adjustment Year (the “Tax Readjustment Year”) as a result of Landlord’s failure to secure a Proposition 8 reduction which is greater than or equal to the Proposition 8 reduction secured during the Tax Adjustment Year, then for purposes of all subsequent comparison years, including the comparison year in which such lesser decrease in Tax Costs occurs, Landlord shall go back to the Tax Costs as initially calculated for the Base Year, and adjust the Tax Costs as initially calculated for the Base Year and decrease such amount by an amount equal to the decrease in Tax Costs during such Tax Readjustment Year which resulted from Landlord’s failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during the Tax Adjustment Year. Landlord and Tenant acknowledge that this Article 3(c)(iv) is not intended to in any way affect the inclusion in Tax Costs of the statutory two percent (2.0%) annual increase in Tax Costs (as such statutory increase may be modified by subsequent legislation).

(ii)               “Operating Costs”, which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, including, but not limited to, salaries, wages, medical, and other taxes and benefits for all persons who perform duties connected with the operation, maintenance and repair of the Project; a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; accountant’s fees, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project; fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project; capital expenditures incurred to effect economies of operation of, or stability of services to, the Project and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the American with Disabilities Act; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; charges for insurance for the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. In no event shall costs for any item of utilities included in Direct Costs for any year subsequent to the Base Year be less than the amount included in Direct Costs for the Base Year for such utility item. Notwithstanding anything to the contrary set forth in this Article 3, when calculating Operating Costs for the Base Year, unless Operating Costs for the applicable subsequent calendar year include the applicable following items, Operating Costs shall exclude (a) market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, (b) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (c) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).

(d)                       Determination of Payment.

(i)                       If for any calendar year ending or commencing within the Term, Tenant’s Proportionate Share of Direct Costs for such calendar year exceeds Tenant’s Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as Additional Rent, an amount equal to the excess (the “Excess”). Notwithstanding anything herein to the contrary, Tenant shall not be obligated to pay any Excess during the first twelve (12) months of the initial Term.

(ii)                    Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Proportionate Share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant’s Proportionate Share of Direct Costs for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Article 3, once such Estimated Excess has been determined by Landlord. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(iii)                 In addition, Landlord shall endeavor to give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the “Statement”) which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Excess. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Article 3(d). The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

(iv)                Within one hundred twenty (120) days after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting fur and is hired on a non-contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the tight to review Landlord’s records one (1) time during any twelve (12) month period. Tenant’s failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with

Landlord’s standard accounting practices, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

(v) If the Project is a part of a multi-building development (the “Development”), those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

(e)                                            Additionally, notwithstanding any contrary provision contained in this Lease in no event shall Tenant’s Proportionate Share of Direct Controllable Costs (as defined below) for any calendar year exceed one hundred six percent (106%), calculated on a cumulative and compounded basis, of Tenant’s Proportionate Share of Direct Controllable Costs for the immediately preceding calendar year. “Direct Controllable Costs” shall mean all Operating Costs, except for the following: (A) the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon, (B) expenses incurred by Landlord in connection with the Project for all labor (including union labor), including, but not limited, to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, (C) the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord, and (D) costs incurred in connection with upgrading the Premises or Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws.

(f)                                    Tenant’s Payment of Certain Tax Costs. In the event that, after the Commencement Date, the Contemplated Transaction (as defined below) is consummated, and solely as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 3(f) shall apply to such Reassessment of the Project. For purposes hereof, the term “Contemplated Transaction” means (x) the merger of Landlord with General Electric Capital Corporation, or (y) any transfer of the Project by Landlord to Trizec Properties, Inc. which occurs concurrently, and in connection, with any such merger.

(i)                           The Tax Increase. For purposes of this Section 3(f), the term “Tax Increase” shall mean that portion of Tax Costs, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term “Tax Increase” shall not include any portion of Tax Costs which (A) is attributable to the initial assessment of the value of the Real Property or the Project, the base, shell and core of the Project or the tenant improvements located in the Project, (B) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (C) is attributable to the annual inflationary increase of real estate taxes (currently two percent (2.0%) per annum).

(ii)                        Protection. Only in connection with a Reassessment pursuant to the terms of Proposition 13 as a result of the consummation of the Contemplated Transaction, Tenant shall not be obligated to pay any portion of the Tax Increase, and the Tax Increase will not be included in Tax Costs for the Base Year.

(iii)                     Landlord’s Right to Purchase the Proposition 13 Protection Amount. The amount of Tax Costs which Tenant is not obligated to pay or will not be obligated to pay during the Term in connection with a Reassessment pursuant to the terms of this Section 3(f) shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount”. If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each calendar year commencing with the year in which the Reassessment will occur, the terms of this Section 3(f)(iii) shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right (but not the obligation) to purchase the Proposition 13 Protection Amount relating to the Reassessment, at any time during the Term, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price”, as that term is defined below. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year of the Term (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right to purchase as set forth in this subsection (iii), plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 3(f)(ii) of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment and Tenant shall have no further protection whatsoever under this Section 3(f). Since Landlord will be estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, Tenant’s Basic Rental next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then Tenant shall pay the amount of the overestimation to Landlord within thirty (30) days after demand.

ARTICLE 4

SECURITY DEPOSIT

Tenant shall deposit with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions (the “Security Deposit”) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord’s general funds, but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Lease Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s Transferee (as such term is defined in Article 15 below)), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (Such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under Article 29(b) below and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 4. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

Notwithstanding the above, provided that Tenant is not in default as of the last day of the twenty-fourth (24th) month and the last day of the thirty-sixth (36th) month of the Term, respectively, on each of the first day of the twenty-fifth (25th) and thirty-seventh (37th) full months of the Term, Landlord shall apply one-third (1/3) of the Security Deposit (Le., $11,695.20) to the monthly Basic Rental payable by Tenant for such 25th and 37th months of the Term, and Tenant shall pay when due any deficiency in the monthly Basic Rentals due and payable for such 25th and 37th months of the Term. Landlord shall retain the balance of the Security Deposit (i.e., $11,695.20) to be used, if at all, as set forth in the preceding paragraph.

ARTICLE 5

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease or one hundred fifty percent (150%) of Landlord’s then asking rate for comparable space in the Project, whichever is greater, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within ten (10) days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall assume and pay to Landlord at the time Basic Rental next becomes due (or if assessed after the expiration of the Term, then within ten (10) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7

USE

Tenant shall use and occupy the Premises only for the use set forth in Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not permit more than six (6) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises at any time. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

ARTICLE 8

CONDITION OF PREMISES

Subject to Landlord’s repair and maintenance obligations under this Lease, Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Tenant Improvements.” The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

Landlord agrees to cause the electrical, plumbing, heating, ventilation and air conditioning and other systems serving the Premises to be in good working order as of the Commencement Date. Notwithstanding the foregoing, if Tenant fails to notify Landlord within ninety (90) days after the Substantial Completion of the Improvements that any of the foregoing items are not in good working order and condition, then such items shall be deemed to be in good working order and condition and Tenant shall have no further right hereunder to claim otherwise, except for Landlord’s ongoing obligations under this Lease.

ARTICLE 9

REPAIRS AND ALTERATIONS

(a)                        Landlord’s Obligation. Landlord shall maintain in good condition and repair the structural portions of the Project, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas, and shall also maintain and repair the base building mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems (provided, however, that Landlord’s obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises).

(b)                       Tenant’s Obligation. Except as expressly provided as Landlord’s obligation in this Article 9, Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees, or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(c)                        Alterations. Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, “Alterations”) without Landlord’s prior written consent. Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

(d)                       Insurance; Liens. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee.

(e)                        Costs and Fees; Removal. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord shall, by written notice to Tenant given at the time Landlord consents to any Alterations, inform Tenant whether Tenant shall be required Tenant to remove all partitions, counters, railings and other Alterations installed by Tenant. If Tenant shall be required to remove such Alterations, then such removal shall be performed by Tenant at Tenant’s sole cost and expense and Tenant shall repair any damage to the Premises and/or Project caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct, or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11

PROJECT SERVICES

(a)                    Basic Services. Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 6:00 a.m. to 6:00 p.m. Mondays through Fridays, excepting local and national holidays (“Building Hours”), air conditioning and heat all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises. In addition, Landlord shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use and in compliance with applicable codes. Janitorial and maintenance services shall be furnished five (5) days per week, excepting local and national holidays. Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(b)                   Tenant may install a supplemental HVAC system in the Premises for the purpose of servicing the Premises during hours other than the Building Hours or to supplement the HVAC provided to the Premises during the Building Hours (the “Tenant HVAC System”) provided that Landlord approves of the specifications of such unit and the same does not adversely interfere with the operation systems and equipment of the Project, as determined by Landlord in its sole discretion. If the Tenant HVAC System shall interfere with the Project’s systems or equipment, Tenant shall immediately cease using such unit until such interference is corrected to Landlord’s satisfaction. If Tenant shall elect to install such Tenant HVAC System, such installation shall be performed at Tenant’s sole expense pursuant to the applicable terms of Article 9 of this Lease. Tenant shall install a separate meter for such Tenant HVAC System at

Tenant’s sole cost and expense. Tenant shall pay to the local utility service provider the cost of all electricity utilized by the Tenant HVAC System, plus applicable taxes. Landlord, at Landlord’s sole option, may require Tenant to remove the Tenant HVAC System upon the expiration or earlier termination of this Lease. If Tenant is so required, Tenant shall, at Tenant’s sole cost, repair any damages to the Premises or Project caused thereby.

(c)                   Excess Usage. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

(d)                  Additional Electrical Service. If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Article 11(a) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion. Additionally, Landlord may cause an electric current meter or submeter to be installed in or about the Premises to measure the amount of any such excess electric current consumed by Tenant in the Premises. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

(e)                   HVAC Balance. If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

(f)                     Telecommunications. Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice. If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project. In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project. All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9. If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(g)                  After-Hours Use. If Tenant requires heating, ventilation and/or air conditioning (“HVAC”) during times other than the times provided in Article 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay the prevailing rate charged by Landlord’s for after-hours use which is currently Ten Dollars ($10.00) per hour, per zone, subject to increase from time to time, and which shall not be applied in a discriminatory manner.

(h)                       Reasonable Charges. Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Articles 11(c) and (f) above) utilized by Tenant in excess of the amount or type that Landlord reasonably determines is typical for general office use.

(i)                           Sole Electrical Representative. Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

(j)                           Supplemental Power. In the event that Tenant desires, at any time, to install any supplemental power supply at the Project (“Supplemental Power Equipment”), Landlord shall have the right, in its sole and absolute discretion, (i) to grant or withhold its consent to the installation of such Supplemental Power Equipment, and (ii) to designate a Landlord-affiliated entity to perform all work relating to the design and installation of such Supplemental Power Equipment.

ARTICLE 12

RIGHTS OF LANDLORD

(a)                        Right of Entry. Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants, lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease.

(b)                       Maintenance Work. Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise, and (iii) to comply with any federal, state or local law, rule or order. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

(c)                        Rooftop.  If Tenant desires to use the rooftop of the Project for any purpose, including the installation of communication equipment to be used from the Premises, such rights will be granted in Landlord’s sole discretion and Tenant must negotiate the terms of any rooftop access with Landlord or the rooftop management company or lessee holding rights to the rooftop from time to time. Any rooftop access granted to Tenant will be at prevailing rates and will be governed by the terms of a separate written agreement or an amendment to this Lease.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a)                        Indemnity. Tenant shall indemnify, defend and hold Landlord, Arden Realty, Inc., Arden Realty Limited Partnership, their subsidiaries, partners, affiliates and their respective officers, directors, employees and contractors (collectively, “Landlord Parties”) harmless from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), Tenant’s use of the Premises or the Project or from the conduct of Tenant’s business or from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any acts, omissions, negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause (including, without limitation, any injury resulting from a slip and fall in, upon or about the Premises), and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

(b)                       Exemption of Landlord from Liability. Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities). Further, Landlord and the Landlord Parties shall not be liable for damage or injury that may be sustained in, upon or about the Premises by Tenant, its employees, invitees, customers, agents, or contractors, or any other person, except to the extent such damage or injury results from the gross negligence or willful misconduct of Landlord or the Landlord Parties. Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(c)                        Security. Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord’s discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

ARTICLE 14

INSURANCE

(a)                      Tenants Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the annual aggregate, including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

(b)                   Form of Policies. The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name the Landlord Parties, Landlord’s lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. The deductible under each such policy shall in no event exceed $5,000,00. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are extended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(c)                    Landlord’s Insurance. Landlord may, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the building. Additionally, Landlord may carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require. The costs of all insurance carried by Landlord shall be included in Operating Costs.

(d)                   Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(e)                    Compliance with Law. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Article 9, 10 and 11 hereof), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading. Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of twenty-five percent (25%) in the aggregate shall be deemed a “Transfer” within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a)                      That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i)                       The use to be made of the Premises by the proposed Transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which might reasonably be expected to diminish the rent payable pursuant to any percentage rent lease with another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

(ii)                    The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

(iii)                 The proposed Transferee is either a governmental agency or instrumentality thereof

(iv)                Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Project; or

(v)                   The rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis.

(b)                     Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, which the parties hereby stipulate to be $1,500.00, unless Landlord provides to Tenant evidence that Landlord has incurred greater costs in connection with the proposed Transfer;

(c)                      That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d)                     That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (a “Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any Transfer Premium (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. “Transfer Premium” shall mean all rent, Additional Rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Basic Rental and Direct Costs payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after Landlord’s receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Basic Rental and Tenant’s Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet previously contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same.

Notwithstanding the foregoing, an assignment or subletting of all or a portion of the Premises to an “Affiliate” of Tenant shall not require Landlord’s consent under this Article 15 (and shall not require the payment of a Transfer Premium to Landlord and shall not be subject to Landlord’s rights of recapture set forth in the immediately preceding paragraph), provided that (a) Tenant shall supply Landlord with a fully executed copy of the document evidencing the assignment or sublease at least ten (10) days prior to the Transfer in question, (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (c) if the Transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease, and if the Transfer is a sublease, the Transferee executes such documentation reasonably required by Landlord in connection with the subordination of such sublease to this Lease, and (d) Tenant remains fully liable under this Lease. The term “Affiliate” of Tenant shall mean an entity which is (i) controlled by, controls, or is under common control with Tenant; (ii) any entity with which Tenant has merged or consolidated, or (iii) any entity which acquires all or substantially all of the assets and/or shares of stock or assets of Tenant. The term “control,” or “controlled” as used in this paragraph shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in, an entity.

ARTICLE 16

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term (as the same may be extended pursuant to the terms of Article 31, below), then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17

SUBORDINATION

This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and I all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease. Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 18

EMINENT DOMAIN

If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business; In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a)                        Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within three (3) calendar days after notice that the same is due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(b)                       Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default under this Article 19(b), and except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within ten (10) days following written notice to Tenant of such failure. Such ten (10) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(c)                        Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

(d)                       The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e)                        The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(f)                          Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within ten (10) days after the date the same shall have been filed or recorded; or

(g)                       Tenant’s failure to observe or perform according to the provisions of Articles 7, 14, 17 or 25 within two (2) business days after notice from Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(a)                      Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)                       Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c)                        Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(d)                       All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

(e)                        Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of twelve percent (12%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid on or before the seventh (7th) day of the calendar month for which the same is due, a late charge equal to seven percent (7%) of the amount overdue or $100.00, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment and (ii) an additional charge of $25.00 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights Or remedies under any other provision of this Lease.

(f)                               Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 20, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(g)                            Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within sixty (60) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion.

(h)                            In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

ARTICLE 21

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23

PARKING

Tenant shall rent from Landlord, commencing on the Commencement Date, the number of unreserved and reserved parking passes set forth in Section 1(I) of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. Tenant shall pay Landlord for such automobile parking passes: (i) at the rate of twenty-five dollars ($25.00) per reserved pass per month during the initial Term; and (ii) at the prevailing rate charged from time to time at the location of such parking passes thereafter. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, from time to time, relocate any reserved parking spaces (if any) rented by Tenant to another location in the Project parking facility. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 24

WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 25 if Tenant fails to do so within the specified time period.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action, obligation, contractual statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project (including Landlord’s interest in any proceeds of insurance policies), and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to seventy-five percent (75%) of the then current value of the Property (as such value is reasonably determined by Landlord). No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (“Representative”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant which accrues from and after the date of transfer, shall automatically cease and terminate as of the date that Landlord or any of Landlord’s Representatives no longer have any right, title or interest in or to the Project. Notwithstanding any contrary provision herein, neither Landlord nor any Landlord Representative shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE 27

INABILITY TO PERFORM

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 28

HAZARDOUS WASTE

(a)                        Tenant shall not cause or permit any Hazardous Material (as defined in Article 28(d) below) to enter or be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees. Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in this Article 28, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees and costs, consultant fees, and expert fees) which arise during or after the Term of this

Lease as a result of such breach. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 9, 10 and 11 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 28(a), and to charge Tenant, as Additional Rent, for the costs thereof.

(b)                       Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Article 28(e) below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Real Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree) that the cost of complying with Laws relating to Hazardous Material on the Project for Which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Cost (and Tenant shall pay Tenant’s Proportionate Share thereof in accordance with Article 3) unless the cost of such compliance as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Article 28(a) above. To the extent any such Operating Cost relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Cost to which such recovery or reimbursement relates.

(c)                        It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d)                       As used herein, the term “Hazardous Material” means any hazardous, toxic or other substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) regulated by Section 26100 et seq. of the California Health and

Safety Code, Division 20, Chapter 18 (Toxic Mold Protection Act of 2001), (vi) petroleum, (vii) asbestos, (viii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ix) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (x) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (xi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(e)                        As used herein, the term “Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28(d) above.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a)                        The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b)                       Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant (unless Landlord exercises its option to have any subleases or subtenancies assigned to it), and Tenant shall repair all damage to the Premises resulting from the removal of such items from the Premises. Landlord agrees to inform Tenant (in writing), at the time Landlord approves the Final Space Plan, whether Tenant shall be obligated to remove the Improvements constructed pursuant to Exhibit “D” attached hereto upon the expiration or earlier termination of this Lease. If Tenant shall be required to remove such Improvements, then such removal shall be performed by Tenant at Tenant’s sole cost and expense and Tenant shall repair any damage to the Premises and/or Project caused by such removal. Notwithstanding any contrary provision contained in this Lease, Tenant shall not be obligated to remove the Improvements constructed pursuant to Exhibit “D” attached hereto upon the expiration or earlier termination of this Lease.

(c)                        Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned property (“Abandoned Property”). Landlord may take any one or more of the following actions with respect to Abandoned Property: (i) remove any or all of the Abandoned Property from the Premises, (ii) dispose of any or all of the Abandoned Property in any manner, (iii) store any or all of the Abandoned Property in any location at the expense and risk of Tenant, and/or (iv) sell any or all of the Abandoned Property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. If Landlord sells the Abandoned Property, Landlord shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant. If Landlord takes any such action with respect to the Abandoned Property under the terms of this section, Tenant shall release Landlord from any and all liability arising out of or related to the Abandoned Property and Tenant shall indemnify, defend and hold Landlord harmless from any and all loss, cost, damage, liability or claims arising out of or related to the Abandoned Property.

(d)                       All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord. Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(a)                         SEVERABILITY; ENTIRE AGREEMENT. ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT. THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PRIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST. THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b)                        Attorneys’ Fees; Waiver of Jury Trial.

(i)                           In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and such attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant or otherwise, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(ii)                        Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

(iii)                     When legal services are rendered by an attorney at law who is an employee of a party, attorneys’ fees and costs incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

(iv)                       EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c)                        Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d)                       Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e)                        Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(f)                          NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g)                       Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h)                       Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project.  A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant. Landlord agrees to provide Tenant at least one (1) key for each interior office within the Premises.

(i)                           Quiet Possession. Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j)                           Rent. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

(k)                        Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l)         Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the management office for the Project, with a copy to Landlord, c/o Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, Attn: Legal Department. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three day notices, may be sent by regular mail.

(m)       Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(n)        Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o)        Access, Changes in Project, Facilities, Name.

(i)         Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii)        Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises and throughout the Project.

(iii)       Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

(iv)       Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project.

(p)        Signing Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of (i) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in the form of Exhibit “E” attached hereto or otherwise in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. In the event Tenant fails to comply with the requirements set forth in this subsection (p), then each individual executing this Lease, jointly and severally along with Tenant, shall be personally liable for all of Tenant’s obligations in this Lease.

(q)        Identification of Tenant.

(i)        If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii)       If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30(q)(ii) as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A)       The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B)       Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subsection (p) above.

(C)       Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D)       If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E)        Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Article 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(r)         Intentionally Omitted.

(s)       Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

(t)       Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed Transferees.

(u)      Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the county in which the Project is located. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(v)      Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(w)      Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(x)       Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

(y)      Financial Statements. Within ten (10) days after Tenant’s receipt of Landlord’s written request, Tenant shall provide Landlord with current financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the current financial statement year. Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant.

(z)       Office of Foreign Assets Control. Tenant certifies to Landlord that Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all Claims arising from or related to any breach of the foregoing certification.

(aa)     Access. Subject to the terms of this Lease, Tenant shall have access to the Premises, Project and parking facilities serving the Project twenty-four (24) hours per day, seven (7) days per week.

ARTICLE 31

OPTION TO EXTEND

(a)       Option Right. Landlord hereby grants the Tenant named in this Lease (“Original Tenant”) one option (“Option”) to extend the Lease Term for a period of five (5) years (“Option Term”), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The right contained in this Article 31 shall be personal to the

Original Tenant and/or its Affiliate and may only be exercised by the Original Tenant and/or its Affiliate (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant and/or its Affiliate occupies the entire Premises as of the date of Tenant’s Acceptance (as defined in Section 31(c) below).

(b)        Option Rent. The rent payable by Tenant during the Option Term (“Option Rent”) shall be equal to the Market Rent (defined below). “Market Rent” shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, Utilities Costs, additional rent and other charges at which tenants, as of the commencement of the Option Term, are leasing non-renewal, non-sublease, non-equity space comparable in size, location and quality to the Premises (or Expansion Space, as applicable) for a term comparable to the Option Term (or the term of Tenant’s lease of the Expansion Space, as applicable), which comparable space is located in office buildings comparable to the Project in Thousand Oaks, California, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

(c)        Exercise of Options. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default, and shall not have been in default under this Lease more than once beyond the expiration of all notice and cure periods provided in this Lease, on the delivery date of the Interest Notice and Tenant’s Acceptance; (ii) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising the Option; (iii) within fifteen (15) business days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five (5) business days after receipt of the Option Rent Notice (“Tenant’s Acceptance”) and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant’s failure to deliver the Interest Notice or Tenant’s Acceptance on or before the dates specified above shall be deemed to constitute Tenant’s election not to exercise the Option. If Tenant timely and properly exercises its Option, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant’s acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 31(d) below.

(d)        Determination of Market Rent. If Tenant timely and appropriately objects to the Market Rent in Tenant’s Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant’s Acceptance (“Outside Agreement Date”), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i)         Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial office properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above.

(ii)        The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii)       The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant thereof.

(iv)     The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v)      If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)     If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 32

RIGHT OF FIRST OFFER

(a)      Right of First Offer. Landlord hereby grants to Tenant a one-time right of first offer during the initial Term with respect to Suite 204 on the second 2nd floor of the Project as outlined on Exhibit “A-1” attached hereto and made a part hereof (“First Offer Space”); provided, however, such right of first offer shall only be effective if Tenant has timely delivered its Notice of Exercise (as defined in subparagraph (b)(ii) below) in accordance with the provisions of this Section 32. Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project prior to the date of this Lease (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”), and (iii) such right of first offer shall not be triggered by the lease of space in the Project by Landlord to an existing tenant in the Project in connection with the relocation of such existing tenant’s premises in the Project. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 32.

(i)         Procedure for Offer. Landlord shall notify Tenant (“First Offer Notice”) if and when Landlord receives a bona fide proposal from a third party to lease the First Offer Space, the terms and conditions of which proposal Landlord deems reasonably acceptable for consideration, provided that no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), which Economic Terms may or may not be the same as those proposed to Landlord by the aforementioned third party. Notwithstanding anything herein to the contrary, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the Term, as the same may be extended pursuant to the terms of Article 31, above.

(ii)        Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within four (4) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice (“Notice of Exercise”) to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice, and the Economic Terms shall be as set forth in the First Offer Notice. If Tenant does not unconditionally exercise its right of first offer within the four (4) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(iii)      Construction of First Offer Space. Except to the extent expressly set forth to the contrary in the Economic Terms, Tenant shall take the First Offer Space in its “as-is” condition, and Tenant shall be entitled to construct improvements in the First Offer Space i in accordance with the provisions of Article 9 of this Lease.

(iv)     Lease of First Offer Space. If Tenant timely and properly exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and upon Landlord’s Economic Terms. Unless otherwise specified in Landlord’s Economic Terms, Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire co-terminously with Tenant’s lease of the initial Premises, unless otherwise specified in Landlord’s Economic Terms.

(v)      No Defaults. The rights contained in this Section 32 shall be personal to the Original Tenant and/or its Affiliate, and may only be exercised by the Original Tenant and/or its Affiliate (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant and/or its Affiliate occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 32 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once beyond the expiration of all applicable notice and cure periods set forth in this Lease.

ARTICLE 33

SIGNAGE/DIRECTORY

Provided Tenant is not in default hereunder, Tenant shall have the right to two (2) lines in the lobby directory during the Lease Term. The initial directory listing shall be at Landlord’s cost and expense but any additions, deletions or other modifications to such initial shall listing, if any shall be at Tenant’s cost and expense. In addition, Landlord shall provide, at Landlord’s expense, one (1) Project-standard suite entrance sign. Upon the expiration of the Lease Term, or other earlier termination of this Lease, Tenant shall not be responsible for any and all costs associated with the removal of Tenant’s suite entrance sign.

ARTICLE 34

ARBITRATION

(a)      General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the provisions of this Article 34 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Landlord’s failure to approve an assignment, sublease or other transfer of Tenant’s interest in the Lease under Article 15 of this Lease, any other defaults by Landlord, or any Tenant default, except for (i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (ii) all claims by either party arising from the determination of Market Rent, and (iii) claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable laws. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Article 34 and all attempts to circumvent the terms and conditions of this Article 34 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith Notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 34.

(b) JAMS. Any dispute to be arbitrated pursuant to the provisions of this Article 34 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends notice (the “Arbitration Notice”) of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges who, to the extent available, have had extensive experience in handling real estate commercial lease transactions as practitioners and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

(i)        Arbitration Procedure.

(A)     Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

(B)      The Decision. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief (an “Arbitration Award”) that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this Lease. The Arbitrator shall award costs, including without limitation attorneys’ fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032 (“Prevailing Party”), if any, as determined by the Arbitrator in his or her discretion. The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his or her discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

[The rest of this page intentionally left blank. Signatures on the next page.]

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

“LANDLORD”:	ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

	By:	ARDEN REALTY, INC.,
a Maryland corporation
	Its:	Sole General Partner

	By:	/s/ Robert C. Peddicord
Its: EVP Operations and Leasing

“TENANT”:	BROADCAST RESPONSE, INC.,
a California corporation

	By:	/s/Eric Stanton
	Print Name:	Eric Stanton
Title: President

	By:	/s/ Stephanie Turner
	Print Name:	Stephanie (Molesworth) Turner
Title: Secretary

EXHIBIT “A”

PREMISES

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EXHIBIT “A-1”
FIRST OFFER SPACE

OPEN TO BELOW
STAIR-2
WOMEN
JAN
MEN
ROOF ACCESS
#202P
Proposed Broadcast Response
#202X
Vacant Remainder

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Exhibit “B”

RULES AND REGULATIONS

1.        No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2.        Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. Except for commercially reasonable vending machines for Tenant’s employees, no vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent.

3.        The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for any large deliveries. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4.        Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5.        Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas. Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant’s responsibility.

6.        In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into. the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

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7.        Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8.        Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9.        Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10.      Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

11.      The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

12.      Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13.      No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises; provided, however, Tenant shall have the right to use a microwave oven in the Premises.

14.      The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord’s locksmith only.

16.      Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

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17.      Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays and may at all times control access to the equipment areas of the Project outside the Premises. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules and charges pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom. Landlord may also establish from time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

18.      Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19.      All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20.      The requirements of tenants will be attended to only upon application to the Office of the Project.

21.      Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

22.      All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23.      No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24.      There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25.      All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 ½ watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 ½ watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

26.      Parking.

(a)        Project parking facility hours shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, and closed on weekends, state and federal holidays excepted, as such hours may be revised from time to time by Landlord.

(b)        Automobiles must be parked entirely within the stall lines on the floor.

(c)        All directional signs and arrows must be observed.

(d)        The speed limit shall be 5 miles per hour.

(e)        Parking is prohibited in areas not striped for parking.

(f)         Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner.

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The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card. There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

(g)      The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use the parking facilities.

(h)      Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(i)        Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker’s expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(j)        Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(k)       All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(l)        Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(m)      The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(n)      Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(o)      Tenant agrees to acquaint all employees with these Rules and Regulations.

(p)      No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27.        The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

28.        Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s absolute discretion), allow any employee or agent to carry any type of gun or other firearm in or about any of the Premises, Project or Development.

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EXHIBIT “C”

NOTICE OF LEASE TERM DATES
AND TENANT’S PROPORTIONATE SHARE

TO:                            Broadcast Response, Inc.                                                   DATE:

555 St. Charles Drive, Suite 202

Thousand Oaks, California 91360

RE:                Lease dated                                , 2006, between Arden Realty Limited Partnership, a Maryland limited partnership (“Landlord”), and Broadcast Response, Inc., a California corporation (“Tenant”), concerning Suite 202, located at 555 St. Charles Drive, Thousand Oaks, California.

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1.          That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2.          That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of                                          for a term of five (5) years ending on                                                               .

3.          That in accordance with the Lease, Basic Rental commenced to accrue on                                       .

4.          If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5.          Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to                                                      at                                                                                                                      .

6.          The exact number of rentable square feet within the Premises is                                square feet.

7.          Tenant’s Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is                                     %.

AGREED AND ACCEPTED:

TENANT:

Broadcast Response, Inc.,

a California corporation

By:
Name:
Its:

EXHIBIT “D”

TENANT WORK LETTER

BROADCAST RESPONSE, INC.

This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Project on which the Premises is located (collectively, the “Base, Shell and Core”). Except to the extent expressly set forth to the contrary in Article 8 of this Lease, Tenant has inspected and hereby approves the condition of the Base, Shell and Care, and agrees that the Base, Shell and Core shall be delivered to Tenant in its current “as-is” condition. The improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Tenant Work Letter. Any costs of initial design and construction of any improvements to the Premises shall be an “Improvement Allowance Item”, as that teeth is defined in Section 2.2 of this Tenant Work Letter. Without limiting the foregoing, Landlord agrees to separately demise the Premises (including any necessary installation, modification or other work in connection with causing the HVAC system and all other utility and telecommunications systems to separately service the Premises) (the “Demising Work”). Tenant shall not be responsible for the costs incurred by Landlord to extend the corridor on the floor on which the Premises are located.

SECTION 2

IMPROVEMENTS

2.1        Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of $90,372.00 ($17.00 per rentable square foot) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant within six (6) months after execution of the Lease.

2.2        Disbursement of the Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the construction of the Improvements and for the following items and costs (collectively, the “Improvement Allowance Items”): (i) payment of the fees of the Architect and the Engineers (as those terms are defined in Section 3.1 of this Tenant Work Letter), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as that term is defined in Section 3.1 of this Tenant Work Letter); (ii) the cost of permits; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the “Code”); (v) the Landlord Coordination Fee (as that term is defined in Section 4.3.2 of this Tenant Work Letter); and (vi) fifty percent (50%) of the costs incurred by Landlord in connection with the performance of the Demising Work. However, in no event shall more than Three and 00/100 Dollars ($3.00) per rentable square foot of the Improvement Allowance be used for the aggregate cost of items described in (i) and (ii) above; any additional amount incur(r)ed as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount.

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2.3        Standard Improvement Package. Landlord has established specifications (the “Specifications”) for the Project standard components to be used in the construction of the Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications are available upon request. The quality of Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option, require the Improvements to comply with certain Specifications.

SECTION 3

CONSTRUCTION DRAWINGS

3.1        Selection of Architect/Construction Drawings. Landlord shall retain, on half of Tenant, an architect/space planner designated by Landlord (the “Architect”) to prepare the Construction Drawings (as that term is defined in this Section 3.1). Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2        Final Space Plan. On or before the date set forth in Schedule 1, attached hereto, the Architect shall deliver to Landlord for Landlord’s approval the final space plan for Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall be approved by Tenant prior to submission to Landlord.

3.3        Final Working Drawings. On or before the date set forth in Schedule 1, the Architect and the Engineers shall complete and deliver to Landlord for Landlord’s approval, the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”). The Final Working Drawings shall be approved by Tenant prior to submission to Landlord.

3.4        Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor (as that term is defined in Section 4.1, below), to commence and fully complete the construction of the Improvements (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

3.5        Time Deadlines. Tenant shall use its best efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the Cost Proposal (as that term is defined in Section 4.2 of this Tenant Work Letter), as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and

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further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1        Contractor. The contractor which shall construct the Improvements shall be a contractor designated by Landlord. The contractor selected may be referred to herein as the “Contractor”.

4.2        Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Improvements (the “Cost Proposal”). Tenant shall approve (by written notice) or disapprove (for reasonable reasons) the Cost Proposal within three (3) business days of Tenant’s receipt of the Cost Proposal. If Tenant approves the Cost Proposal then, Tenant shall deliver the same to Landlord and upon landlord’s receipt of the Cost Proposal, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. If Tenant disapproves the Cost Proposal, Landlord shall cause the Cost Proposal to be modified to adjust the scope of the Improvements in a manner acceptable to Landlord and Tenant and/or otherwise take into account the items reasonably disapproved by Tenant. Landlord shall then re-submit the modified Cost Proposal to Tenant for Tenant’s approval (in the manner set forth above). This process shall continue until the Cost Proposal is approved by Tenant. Any delay of the Substantial Completion of the Improvements caused by the foregoing process shall constitute a Tenant Delay. The date by which Tenant shall approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

             4.3      Construction of Improvements by Contractor under the Coordination of Landlord.

4.3.1      Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2      Landlord’s Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall coordinate the construction by Contractor, and Tenant shall pay a construction coordination fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1        Substantial Completion.  For purposes of this Lease, “Substantial Completion” of the Improvements in the Premises shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

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5.2        Delay of the Substantial Completion of the Premises. Except as provided in this Section 5, the Commencement Date and Tenant’s obligation to pay rent for the Premises shall occur as set forth in the Lease. However, if there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, “Tenant Delays”):

5.2.1        Tenant’s failure to comply with the Time Deadlines;

5.2.2        Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.3        A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.4        Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5        Tenant’s request for changes in the Approved Working Drawings;

5.2.6        Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements in the Premises, or which are different from, or not included in, the Standard Improvement Package;

5.2.7        Changes to the Base, Shell and Core required by the Approved Working Drawings; or

5.2.8        Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1        Tenant’s Representative. Tenant has designated Eric Stanton as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2        Landlord’s Representative. Prior to commencement of construction of Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3        Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

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SCHEDULE 1

TIME DEADLINES

	Dates	Actions to be Performed

A.	Completed.	Tenant to deliver Final Space Plan to Landlord.

B.	April 10, 2006	Tenant to deliver Final Working Drawings to Landlord.

C.	Three (3) business days after the receipt of the Cost Proposal	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord

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EXHIBIT “E”

CERTIFIED COPY OF BOARD OF DIRECTORS RESOLUTIONS OF
BROADCAST RESPONSE, INC.

The undersigned, being the duly elected Corporate Secretary of Broadcast Response, Inc., a California corporation (“Corporation”), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

RESOLVED, that the Corporation is hereby authorized to execute, deliver and fully perform that certain document entitled Standard Office Lease (“Lease”) by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 555 St. Charles Drive, Suite 202, Thousand Oaks, California, 91360.

RESOLVED FURTHER that the Corporation is hereby authorized and directed to make, execute and deliver any and all consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Lease (collectively with the Lease, the “Documents”) or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

RESOLVED FURTHER that the following officers acting together:                                 as                                        and                                                                                as                                                  are authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.

Dated:

                                                      , Corporate Secretary

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ASSIGNMENT AND CONSENT TO ASSIGNMENT AGREEMENT

(HILLSIDE CORPORATE CENTER)

This Assignment and Consent to Assignment Agreement (the “Agreement”) is made as of January 30, 2007, by and among ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and BROADCAST RESPONSE, INC., a California corporation (“Assignor”), and NEXSAN TECHNOLOGIES INCORPORATED, a Delaware corporation (“Assignee”), also known as DELAWARE NEXSAN TECHNOLOGIES INCORPORATED.

R E C I T A L S

A.            Reference is hereby made to that certain Standard Office Lease dated March 30, 2006, between Landlord and Assignor (the “Lease”), for space on the second (2nd) floor and commonly known as Suite 202 (the “Premises”) in that certain office building known as Hillside Corporate Center and located at 555 St. Charles Drive, Thousand Oaks, California (the “Building”).

B.            Pursuant to the terms of Article 15 of the Lease, Assignor has requested Landlord’s consent with respect to the assignment (the “Assignment”) by Assignor of its rights, title, interest and obligations under the Lease to Assignee.  Landlord is willing to consent to the Assignment on the terms and conditions contained herein.

C.            All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

A G R E E M E N T

1.             Assignment and Assumption.  Effective as of May 1, 2007 (the “Effective Date”), Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and to the Premises (including all of Assignor’s right, title, and interest in and to any prepaid rents as have been paid by Assignor pursuant to the Lease, and including any rights under the Lease that specifically state that such rights are for the benefit only of the Original Tenant as defined in the Lease, specifically including the Option to Extend provision described in Article 31 thereof), and Assignee hereby accepts such assignment, assumes all of Assignor’s obligations under the Lease pursuant to the terms set forth herein, agrees to be bound by all of the provisions thereof and agrees to perform all of the obligations of the tenant thereunder from and after the Effective date.  Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Agreement.  Assignor hereby agrees to deliver the Premises to Assignee on or before 5:00 p.m. on April 27, 2007 in a condition as set forth in Section 5 of this Agreement.  Notwithstanding anything herein to the contrary, if Assignor has not delivered the Premises to Assignee prior to the Effective Date, assignee’s obligations under the Lease shall not begin until such delivery is made (and in such circumstance, Assignor shall continue to be obligated.)

2.             Landlord’s Consent.  Landlord hereby consents to the assignment and assumption set forth in this Agreement, provided, however, such consent is granted by Landlord only upon

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the terms and conditions set forth in this Agreement.  This Agreement shall not be construed to modify, waive or amend any of the terms, covenants and conditions of the Lease or to waive any breach thereof or any of Landlord’s rights or remedies thereunder or to enlarge or increase any obligations of Landlord under the Lease unless specifically so stated herein.  Landlord agrees that the Option to Extend described in Article 31 of the Lease will apply to the Assignee.

3.             Assumption and Release of Assignor.  Assignee does hereby assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of the tenant under the Lease from the Effective Date forward.  The Assignment contemplated herein and Landlord’s consent thereto shall release and discharge Assignor from any liability, incurred after the Effective Date under the Lease, but the Assignment shall not alter the primary liability of the Assignor; (i) to pay the rent and perform and comply with all of the obligations of Tenant under the Lease prior to the occurrence of the Effective Date; or (ii) to fulfill any indemnification, defense, repair or other tenant obligations under the Lease where such obligations arise due to occurrences or circumstances prior to the Effective Date.

4.             Monthly Basic Rental.  Notwithstanding anything to the contrary in the Lease, assignee shall pay, in accordance with the applicable provisions of the Lease and this Section 4, monthly installments of Monthly Basic Rental for the Premises as follows:

Period	Monthly Basic Rental	Monthly Basic Rental per Rentable Square Foot
May 1, 2007 - April 30, 2008	$13,024.20	$2.45
May 1, 2008 - April 30, 2009	$13,396.32	$2.52
May 1, 2009 - April 30, 2010	$13,821.60	$2.60
May 1, 2010 - June 30, 2011	$14,246.88	$2.68

5.             Condition of the Premises.  Assignee hereby agrees to accept the Premises in its “as-is” condition, subject to any Landlord’s obligations to maintain and repair the Premises pursuant to the Lease.  Assignee hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Assignee also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building.  Assignor shall deliver the Premises to Assignee in broom-clean condition and in a condition that is not in breach of any of the Assignor’s obligations under the Lease including those with respect to good repair and good upkeep.

6.             Defaults.  Assignor hereby represent and warrant to Landlord that, as of the date of this Agreement, Assignor is in full compliance with all terms, covenants and conditions of the Lease and there are no breaches or defaults under the Lease by Landlord or Assignor.  Neither Assignor nor Assignee, to Assignee’s best knowledge, know of any events or circumstances which, given the passage of time or notice or both, would constitute a default under the Lease by either Landlord, on the one hand, or Assignor or Assignee, on the other hand.

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7.             Further Transfers.  Neither the assignment and assumption nor this consent thereto shall be construed as a waiver of Landlord’s right to consent to any further subletting by the Assignee or any assignment by the Assignee of it’s rights, title, interest and obligations under the Lease, or as a consent to any portion of the Premises being used or occupied by any other party.  Landlord may consent to subsequent sublettings and assignments of the Lease as set forth in the Lease.  No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Premises.

8.             Indemnification.

(a)           Assignee hereby defends, indemnifies and holds harmless Assignor from and against any and all loss, liability, damage, cost and expense, including without limitation, reasonable attorney’s fees and disbursements, incurred or sustained by Assignor as a result of Assignee’s failure to perform any of its obligations under the Lease accruing prior to the occurrence of the Effective Date.

(b)           Assignor hereby defends, indemnifies and holds harmless Assignee from and against any and all loss, liability, damage, cost and expense, including without limitation, reasonable attorney’s fees and disbursements, incurred or sustained by Assignee as a result of Assignor’s failure to perform any of its obligations under the Lease accruing prior to the occurrence of the Effective Date.

9.             General Provisions.

9.1           Brokerage Commission.  Assignor shall be responsible for any brokerage commission or other brokerage charges or expenses that stem from this Assignment and which are based upon the acts of Assignor.  Assignor and Assignee covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the assignment assumption and Assignor and Assignee agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including, but not limited to, attorney’s fees) incurred by Landlord in resisting any claim for any such brokerage commission unless it is determined that Landlord retained such broker.

9.2           Controlling Law.  The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

9.3           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.  As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

9.4           Captions.  The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

9.5           Partial Invalidity.  If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and

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every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

9.6           Attorney’s Fees.  If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of nay such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

9.7           Security Deposit.  Assignor hereby transfers to Assignee Assignor’s interest in the security deposit given to Landlord under the Lease, in the amount of Thirty Five Thousand Eight-Five and 60/100 Dollars ($35,085.60).  Assignor hereby waives any claims against Landlord with respect to said security deposit.  Assignee shall protect, indemnify, defend and hold Landlord harmless from and against claims Assignor may raise against Landlord with respect to any such security deposit.  Assignee hereby agrees to, upon execution of this Agreement by Assignee, (i) reimburse Assignor for said security deposit in the amount of Thirty Five Thousand Eighty-Five and 60/100 Dollars ($35,085.60); and (ii) deposit with Landlord an additional Seventeen Thousand Eleven and 20/100 Dollars ($17,011.20) as security deposit, for a total security deposit under the Lease of Fifty-Two Thousand Ninety-Six and 80/100 Dollars ($52.096.80).  Landlord shall continue to hold the Security Deposit, as increased herein, in accordance with the terms and conditions of Article 4 of the Lease.

9.8           Entire Agreement.  This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto.  This Agreement may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Landlord.

9.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall constitute but one and the same agreement.

9.10         Landlord’s Costs.  Upon execution of this Agreement, Assignor shall pay to Landlord One Thousand Five Hundred and No/100 Dollars ($1,500.00) for costs and reasonable attorney’s fees incurred by Landlord in connection with Landlord’s review and analysis of the Assignment.  Assignee hereby agrees, upon execution of this Agreement by Assignee, to reimburse Assignor for said review and analysis costs in the amount of One Thousand Five Hundred and No/100 Dollars ($1,500.00).

9.11         Alterations.  Assignee, at Assignee’s sole cost, may install (i) a controlled access/security system for the Premises; and (ii) install Assignee’s telecommunication cabling for Assignee’s business subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed, and pursuant to the terms of the Lease.

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9.12         OFAC Certification.  Assignee certifies that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.  Assignee hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

“Landlord”	ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

	By:	ARDEN REALTY, INC.
a Maryland corporation
Its: Sole General Partner

	By:	/s/ Robert C. Peddicord

		Its:	Chief Operating Officer

“Assignor”	BROADCAST RESPONSE, INC.,
a California corporation

	By:	/s/ ILLEGIBLE

		Its:	President and CEO

	By:	/s/ Stephanie Turner

		Its:	Secretary

“Assignee”	NEXSAN TECHNOLOGIES INCORPORATED,
a Delaware corporation

	By:	/s/ Philip Black

		Its:	CEO

	By:	/s/ Gene Spies

		Its:	CFO

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FIRST AMENDMENT TO LEASE

(HILLSIDE CORPORATE CENTER, SUITE 205)

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 7th day of September, 2007, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”) and NEXSAN TECHNOLOGIES INCORPORATED, a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                   Landlord and Tenant’s predecessor-in-interest, Broadcast Response, Inc., a California corporation (the “Original Tenant”), entered into that certain Standard Office Lease dated as of March 30, 2006 (the “Original Lease”), as amended by that certain Assignment and Consent to Assignment Agreement by and between Landlord, Original Tenant and Tenant and dated as of January 30, 2007 (the “Assignment”), whereby Tenant leases certain office space located in that certain building commonly known as Hillside Corporate Center and located and addressed at 555 St. Charles Drive, Thousand Oaks, California (the “Building”). The Original Lease, as amended by the Assignment, shall herein be referred to as the “Lease”.

B.                                     By this First Amendment, Landlord and Tenant desire to expand Tenant’s occupancy within the Building, and to otherwise modify the Lease as provided herein.

C.                                     Unless otherwise defined herein, capitalized terms as used herein shall have the meanings given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.                                       Existing Premises.  Landlord and Tenant hereby acknowledge that Landlord currently leases to Tenant that certain office space in the Building containing 5,316 rentable square feet located on the second (2nd) floor of the Building and known as Suite 202 (the “Existing Premises”)

2.                                       Expansion Space.  That certain space located on the second (2nd) floor of the Building known as Suite 205 outlined on the floor plan attached hereto as Exhibit “A,” shall be referred to herein as the “Expansion Space.” Landlord and Tenant hereby stipulate that the Expansion Space contains 1,307 rentable square feet (and 1,118 usable square feet). Tenant shall commence to pay Monthly Basic Rental pursuant to the Lease, as hereby amended, effective as of the later of (i) delivery of the Expansion Space by Landlord to Tenant as defined below, or (ii) September 15, 2007 (“Expansion Commencement Date”). The addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 6,623 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

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3.                                       Term and Monthly Basic Rental for the Expansion Space.  The Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall expire co-terminous with Tenant’s lease of the Existing Premises on June 30, 2011. During the Expansion Space Term, Tenant shall pay in accordance with the provisions of this Section 3 and the applicable provisions of the Lease, Monthly Basic Rental for the Expansion Space as follows:

		Monthly Basic Rental Per
Period	Monthly Basic Rental	Rentable Square Foot
Expansion Commencement Date–October 31, 2007	$3,463.55	$2.65
*November 1, 2007–November 30, 2007	N/A	N/A
December 1, 2007–September 30, 2008	$3,463.55	$2.65
October 1, 2008– September 30, 2009	$3,607.32	$2.76
October 1, 2009– September 30, 2010	$3,751.09	$2.87
October 1, 2010–June 30, 2011	$3,894.86	$2.98

*Tenant’s Monthly Basic Rental obligation shall be abated with regard to the period from November 1, 2007 through November 30, 2007.

4.                                       Tenant’s Proportionate Share and Base Year.  Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, (i) Tenant’s Proportionate Share of any increase in Direct Costs for the Expansion Space only shall be 2.16%; and (ii) the Base Year for the Expansion Space only shall be the calendar year 2007; provided however, Tenant shall not be obligated to pay its Proportionate Share of Direct Costs with regard to the Expansion Space for the period from September 15, 2007 through September 30, 2008.

5.                                       Alterations to the Expansion Space.  Upon full execution and delivery of this First Amendment, Tenant shall be entitled to a one-time alteration allowance in the amount of $5,590.00 (the “Alterations Allowance”) for the costs relating to construction of Tenant’s alterations within the Expansion Space (the “Alterations”), which Alterations shall be performed pursuant to the terms and conditions of Article 9 of the Original Lease. Landlord shall disburse the Alterations Allowance upon its receipt of paid invoices and appropriate lien releases from Tenant. In no event shall Landlord be obligated to make disbursements pursuant to this Section 5 in a total amount which exceeds the Alterations Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Alterations Allowance not used by Tenant by September 30, 2008. Except as specifically set forth in this Section 5, Tenant hereby agrees to accept the Expansion Space in its “as-is” condition, (subject to any obligations by Landlord to repair and maintain under the Lease), and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any other work or services related to the improvement of the Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space.

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6.                                       Security Deposit.  Tenant has previously deposited with Landlord Fifty-Two Thousand Ninety-Six and 80/100 Dollars ($52,096.80) as a Security Deposit under the Lease. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deposit with Landlord an additional Thee Thousand Eight Hundred Ninety-Four and 86/100 Dollars ($3,894.86), for a total Security Deposit under the Lease, as amended herein, of Fifty-Five Thousand Nine Hundred Ninety-One and 66/100 Dollars ($55,991.66). Landlord shall continue to hold the Security Deposit, as increased herein, in accordance with the terms and conditions of Article 4 of the Original Lease.

7.                                       Parking.  Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Tenant shall rent from Landlord five (5) additional unreserved parking passes for use in the Building’s parking facility. Tenant’s rental and use of such additional parking passes shall be in accordance with, and subject to, all provisions of Article 23 of the Original Lease, at no charge to Tenant during the Expansion Space Term

8.                                       Brokers.  Each party represents and warrants to the other that no broker, agent or finder, other than Carlo Brignardello of Cresa Partners on behalf of Tenant (the “Broker”), negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity, other than the Broker, who claims or alleges that they were retained or engaged by such party in connection with this First Amendment. Landlord shall be responsible for paying any commissions to Broker in connection with this First Amendment pursuant to a separate agreement between Broker and Landlord.

9.                                       WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THE LEASE, FOR DAMAGES FOR ANY BREACH UNDER THE LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THE LEASE.

10.                                 No Further Modification.  Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the Expansion Commencement Date, all references to the “Lease” shall refer to the Lease as amended by this First Amendment.

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”:

ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

By:	ARDEN REALTY, INC.,
a Maryland corporation
Its: Sole General Partner

	By:	/s/ Robert C. Peddicord
		Its:	Robert C. Peddicord, COO

“Tenant”:

NEXSAN TECHNOLOGIES INCORPORATED,
a Delaware corporation

By:	/s/ Philip Black
Print Name:		Philip Black
	Its:	CEO

By:	/s/ Gene Spies
Print Name:		Gene Spies
	Its:	CFO

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2ND FLOOR

EXHIBIT “A”      09.05.07

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